SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2003

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14649 (Commission File Number)	54-1910453 (IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia (Address of Principal Executive Offices)	22603-8605 (ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7: Financial Statements, Pro Forma Information and Exhibits

The following exhibit is filed as a part of this report:

99.1	Press Release of Trex Company, Inc. dated September 29, 2003

Item 12: Results of Operations and Financial Condition

On September 29, 2003, Trex Company, Inc. (the “Company”) issued a press release announcing an update of the Company’s full year financial guidance and the Company’s preliminary third quarter 2003 results. A copy of the Company’s September 29, 2003 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: October 2, 2003	/s/ ROBERT G. MATHENY
Robert G. Matheny
President